                                                                                                                                                                                       Exhibit 99.1

For Further Information:

Jennifer Childe, 312-690-6003

InvestorRelations@PeakResorts.com

For Release

Peak Resorts Reports Results for First-Quarter FY2018

Wildwood, Missouri, September 6, 2017 – Peak Resorts, Inc. (NASDAQ: SKIS), a leading owner and operator of high-quality, individually branded ski resorts in the U.S., today reported results for the first quarter of its 2018 fiscal year.

First-Quarter 2018 Highlights and Outlook:

•	Revenue of $7.5 million, an increase of 6% over the prior year period
•	Net loss was $8.6 million, or 64 cents per share (basic and diluted)
•	Reported EBITDA* was ($8.3) million
•	Cash and cash equivalents of $26.9 million
•	Commitment for renewed $15 million acquisition and new $10 million working capital lines of credit
•	West Lake Water project on track for 2017/2018 ski season opening

Timothy D. Boyd, president and chief executive officer, commented, “Fiscal year 2018 is off to a solid start. We achieved 6% revenue growth in our slowest season and continued to deliver on our promise to expand Mount Snow’s skiable acres and develop other important organic growth opportunities.”

Boyd continued, “I’m pleased to report that our EB-5 funded West Lake Water project at Mount Snow is running ahead of schedule and the new reservoir is expected to be completely filled by early November.  With adequate weather, this project will enable us to open the resort with significantly more terrain than in previous seasons. Our Carinthia Ski Lodge project at Mount Snow also remains on track to be completed for the 2018/2019 ski season, and we are awaiting permits for our two latest projects – the Hunter Mountain expansion and the zip tour at Hidden Valley, which are expected to begin construction this fall.”

“In conjunction with our succession planning efforts, we recently announced the promotion of Chris Bub, chief accounting officer, to CFO, effective October 3. Steve Mueller, our long time CFO, will remain with the company and on the board, to assist with the transition and help with special projects and growth initiatives,” Boyd said.

First Quarter Operating Results

Stephen J. Mueller, Peak Resorts’ chief financial officer, noted, “We achieved organic revenue growth of 6% in the first quarter as a result of stronger food and beverage sales at summer concerts and conferences held at our resorts. Reported EBITDA* was down $1.4 million largely due to resort maintenance projects returning to historical levels.  Comparability to fiscal year 2017 is skewed by strict cost control procedures implemented in fiscal 2017 as we were awaiting the release of our EB-5 escrow funds.”

*See page 3 for Definitions of Non-GAAP Financial Measures

Peak Resorts, Inc.Page 2 of 7

(dollars in thousands except per share data)	Three months ended July 31,
	2017	2016

Revenues	$7,520	$7,126
Loss from operations	$(11,449)	$(10,117)
Net loss	$(8,595)	$(7,904)
Loss per share (basic and diluted)	$(0.64)	$(0.56)
Weighted average shares outstanding	13,982	13,982
Vested restricted stock units	50	39
Reported EBITDA*	$(8,304)	$(6,900)

(dollars in thousands)	Three months ended July 31,
	2017	2016

Revenues:
Food and beverage	$2,830	$2,487
Hotel/lodging	$1,841	$1,808
Retail	$241	$149
Summer activities	$1,881	$1,864
Other	$727	$818
Total	$7,520	$7,126

(dollars in thousands)	Three months ended July 31,
	2017	2016

Resort operating expenses:
Labor and labor related expenses	$8,611	$7,707
Retail and food and beverage cost of sales	$752	$761
Power and utilities	$789	$588
Other	$3,387	$2,708
Total	$13,539	$11,764

Financial Position

Mueller continued, “As recently announced, we received a commitment from Royal Banks of Missouri, our primary banking partner, to renew our $15 million acquisition line of credit and enter into a new $10 million working capital line of credit that we intend to close this fall.  We intend to roll all amounts currently outstanding under existing credit facilities with Royal Banks into the renewed acquisition line.  These actions will bolster our strong liquidity position going into the 2017/2018 ski season and improve shareholder value.”

Peak Resorts, Inc.Page 3 of 7

Quarterly Investor Call and Webcast

Peak Resorts will hold its first quarter fiscal 2018 investor conference call/webcast on Thursday, September 7, 2017 at 11 a.m. ET.

The call/webcast will be available via:

Webcast:ir.peakresorts.com on the Events page

Conference Call:844-526-1518 (domestic) or 647-253-8644 (international)

A replay will be available on the Peak Resorts investor relations website (ir.peakresorts.com) after the call concludes.

Definitions of Non-GAAP Financial Measures

Reported EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”). The company defines Reported EBITDA as net income before interest, income taxes, depreciation and amortization, gain on sale/leaseback, other income or expense and other non-recurring items. The following table includes a reconciliation of Reported EBITDA to the GAAP related measure of net loss:

	Three months ended
	July 31,
	2017	2016

Net loss	$(8,595)	$(7,904)
Income tax benefit	(5,727)	(5,176)
Interest expense, net	3,011	3,048
Depreciation and amortization	3,145	3,217
Other income	(55)	(2)
Gain on sale/leaseback	(83)	(83)
	$(8,304)	$(6,900)

We have specifically chosen to include Reported EBITDA (which we define as net income before interest, income taxes, depreciation, amortization, gain on sale/leaseback, other income and expense and other non-recurring items) as a measurement of our results of operations because we consider this measurement to be a significant indication of our financial performance and available capital resources. Because of large depreciation and other charges relating to our ski resorts operations, it is difficult for management to fully and accurately evaluate our financial performance and available capital resources using net income alone. In addition, the use of this non-U.S. GAAP measure provides an indication of our ability to service debt, and we consider it an appropriate measure to use because of our highly leveraged position.  Management believes that by providing investors with Reported EBITDA, they will have a clearer understanding of our financial performance and cash flows because Reported EBITDA: (i) is widely used in the ski industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure; (ii) helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating results; and (iii) is used by our board of directors, management and our lenders for various purposes, including as a measure of our operating performance and as a basis for planning.

Reported EBITDA is not a measure of performance defined by GAAP. The items we exclude from net income to arrive at Reported EBITDA are significant components for understanding and assessing our financial performance and liquidity. Reported EBITDA should not be considered in isolation or as alternative to, or substitute for, net income, net change in cash and cash equivalents or other financial statement data presented in the company’s condensed consolidated financial statements as indicators of financial performance or liquidity. Because Reported EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Reported EBITDA as presented may not be comparable to other similarly titled measures of other companies, limiting its usefulness as a comparative measure.

Peak Resorts, Inc.Page 4 of 7

About Peak Resorts

Headquartered in Missouri, Peak Resorts, Inc. is a leading owner and operator of high-quality, individually branded ski resorts in the U.S. The company operates 14 ski resorts primarily located in the Northeast and Midwest, 13 of which are company owned.

The majority of the resorts are located within 100 miles of major metropolitan markets, including New York, Boston, Philadelphia, Cleveland and St. Louis, enabling day and overnight drive accessibility. The resorts under the company’s umbrella offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction and mountain biking and other summer activities. To learn more, visit the company’s website at ir.PeakResorts.com, or follow Peak Resorts on Facebook (https://www.facebook.com/skipeakresorts) for resort updates.

Forward Looking Statements

This news release contains forward-looking statements including statements regarding the future outlook and performance of Peak Resorts, Inc., and other statements based on current management expectations, estimates and projections. These statements are subject to a variety of risks and uncertainties, are not guarantees and are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, without limitation, those discussed under the caption “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended April 30, 2017, filed with the Securities and Exchange Commission, and as updated from time to time in the company’s filings with the SEC.  The forward-looking statements included in this news release are only made as of the date of this release, and Peak Resorts disclaims any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Peak Resorts, Inc.Page 5 of 7

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	Three months ended July 31,
	2017	2016

Net revenue	$7,520	$7,126

Operating expenses:
Resort operating costs	13,539	11,764
Depreciation and amortization	3,145	3,217
General and administrative	1,248	1,372
Real estate and other non-income taxes	684	563
Land and building rent	353	327
Loss from Operations	(11,449)	(10,117)

Other (expense) income:
Interest, net of amounts capitalized of $431 and $384 in 2017
and 2016, respectively	(3,011)	(3,048)
Gain on sale/leaseback	83	83
Other income	55	2
	(2,873)	(2,963)

Loss before income taxes	(14,322)	(13,080)
Income tax benefit	(5,727)	(5,176)
Net loss	$(8,595)	$(7,904)

Less accretion of Series A preferred stock dividends	(400)	-
Net loss attributable to common shareholders	$(8,995)	$(7,904)

Basic and diluted loss per common share	$(0.64)	$(0.56)

Cash dividends declared per common share	$0.07	$-

Peak Resorts, Inc.Page 6 of 7

Consolidated Balance Sheets

(dollars in thousands, except share and per share amounts)

	July 31,	April 30,
	2017	2017
Assets	(Unaudited)

Current assets:
Cash and cash equivalents	$26,869	$33,665
Restricted cash balances	7,079	11,113
Income tax receivable	5,727	-
Accounts receivable	1,625	5,083
Inventory	2,395	2,215
Deferred income taxes	591	591
Prepaid expenses and deposits	2,541	2,183
Total current assets	46,827	54,850

Property and equipment, net	193,644	188,143
Land held for development	37,592	37,583
Restricted cash, construction	26,156	33,700
Goodwill	4,825	4,825
Intangible assets, net	774	788
Other assets	661	648
Total assets	$310,479	$320,537

Liabilities and Stockholders' Equity

Current liabilities:
Acquisition line of credit	$2,750	$4,500
Accounts payable and accrued expenses	13,842	12,371
Accrued salaries, wages and related taxes and benefits	1,092	1,035
Unearned revenue	14,762	14,092
EB-5 investor funds in escrow	-	500
Current portion of deferred gain on sale/leaseback	333	333
Current portion of long-term debt and capitalized lease obligation	3,622	3,592
Total current liabilities	36,401	36,423

Long-term debt	174,716	174,785
Capitalized lease obligations	2,343	2,708
Deferred gain on sale/leaseback	2,762	2,845
Deferred income taxes	12,474	12,474
Other liabilities	531	540
Total liabilities	229,227	229,775

Series A preferred stock, $.01 par value per share, $1,000 liquidation preference per share, 40,000 shares authorized, 20,000 shares
issued and outstanding	17,401	17,001

Commitments and contingencies

Peak Resorts, Inc.Page 7 of 7

Stockholders' equity:
Common stock, $.01 par value per share, 20,000,000 shares
authorized, 13,982,400 shares issued and outstanding	140	140
Additional paid-in capital	86,435	86,372
Accumulated deficit	(22,724)	(12,751)
Total stockholders' equity	63,851	73,761
Total liabilities and stockholders' equity	$310,479	$320,537